UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) March 30, 2007

OLD REPUBLIC INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

(312) 346-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.01. Changes in Registrant’s Certifying Accountant

(a) Previous independent registered public accounting firm

On March 30, 2007, Old Republic International Corporation (“the Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as independent registered public accountant for the audits of its Bituminous 401(k) Savings Plan, Great West Casualty Company Profit Sharing Plan, The Republic Mortgage Insurance Company and Affiliated Companies Profit Sharing Plan, and Old Republic International Corporation Employees Savings and Stock Ownership Plan (collectively “the Plans”). The decision to change independent registered public accountants was approved by the Audit Committee of the Company’s Board of Directors.

The audit reports of PwC on the financial statements of the Plans as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Plans for the two fiscal years ended December 31, 2005 and 2004 and the subsequent interim period through March 30, 2007, there were no: (1) disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC would have caused them to make reference in connection with their reports for such years to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has requested a letter from PwC stating its agreement with the above statements. This letter of agreement, dated April 4, 2007, has been provided by PwC and is included as Exhibit 16.1 hereto.

(b) New independent registered public accounting firm

The Company has engaged Mayer Hoffman McCann P.C. to serve as independent registered public accountant of its Plans as of March 30, 2007.

Item 9.01.   Financial Statements and Exhibits

(c) Exhibits

16.1 Letter regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: April 4, 2007                                       By: /s/ Karl W. Mueller
Karl W. Mueller,
Senior Vice President and Chief Financial Officer